                                                                   EXHIBIT 10.22


1998 BRUNSWICK PERFORMANCE PLAN
--------------------------------------------------------------------------------

PURPOSE: To motivate and reward Senior Executives and other management employees of the Company for the achievement of specified annual financial goals and the enhancement of management talent in the organization.

ELIGIBILITY:        Approximately top 400 managers in the Company.

TARGET AWARD:       Target awards under the Plan range from 30% to 100% of a
                    participant's base salary at the beginning of the performance period depending upon the participant's level of responsibility.

PERFORMANCE
MEASURES:           Established annually by the CEO.  Measures and weightings
                    may be modified year to year. Weightings for 1998 are as follows:

                    GROUPS
                    -    40% Working Capital Management
                    -    40% Operating Margin Percentage
                    -    10% Executive Development
                    -     5% Diversity Initiatives
                    -     5% Intergroup Executive/Manager/Professional
                         Interactions

                    CORPORATE
                    -    80% Earnings Per Share (EPS)
                    -    10% Executive Development
                    -     5% Diversity Initiatives
                    -     5% Intergroup Executive/Manager/Professional
                         Interactions


                    WORKING CAPITAL TURNOVER is defined as:

                                   1998 Net Sales
                    ------------------------------------------------

                    1998 Avg. Receivables + Avg. Inventory -Avg. Payables

                    The average is to be compiled using a 13 month average consisting of 1997 year-end actual and each of the months in 1998.


                    OPERATING MARGIN PERCENTAGE is defined as operating earnings/net sales.

--------------------------------------------------------------------------------


RELATIONSHIP OF PERFORMANCE
TO PAYOUT:


                                                  PAYOUT LEVEL
                                                   AS OF % OF
                         PERFORMANCE LEVEL        TARGET AWARD
                         -----------------        ------------
                              120%                     125%
                              110%                     110%
                              100%                     100%
                               90%                      70%
                               80%                      50%

                         Bonus will not be paid below 80% level

PAYOUT FORM:        Participants with a target bonus of 100% will be paid as
                    follows: 50% cash, 50% stock until mandated stock ownership levels are achieved; thereafter the mix of cash and stock will be at the participant's election.

                    All other participants: 100% cash

PAYMENT: Bonus payments will be made after the year-end financial results have been reviewed and certified by Arthur Andersen LLP. Proposed bonus payments to the Senior Executives will be reviewed and approved by the Compensation Committee.

WITHHOLDING:        Participants receiving a portion of their bonus payment in stock may elect to pay Federal, state and local withholding tax obligations to the Company in cash or request that the Company withhold a number of shares of common stock equal in value to the withholding tax amount, at the discretion of the Committee.